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                                  EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 17, 1998 appearing in the Annual Report on Form 10-K of National Transaction Network, Inc. for the year ended December 31, 1998, and to the use of our report dated February 17, 1998 appearing in this Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.


/s/DELOITTE & TOUCHE LLP


Boston, Massachusetts
July 23, 1999